                                                                    EXHIBIT 10.1



                                                                  CONFORMED COPY



                                  $100,000,000


                           SECOND AMENDED AND RESTATED
                       CREDIT AND REIMBURSEMENT AGREEMENT


                                   dated as of


                                 August 5, 1997


                                      among


                          Orbital Sciences Corporation
                            and Magellan Corporation,
                           as Borrowers and Guarantors


                             The Banks Listed Herein

                                       and

                   Morgan Guaranty Trust Company of New York,
                 as Administrative Agent and as Collateral Agent

                                TABLE OF CONTENTS


                                                                     PAGE

                             ARTICLE 1 DEFINITIONS


SECTION 1.01.  Definitions...........................................   2
SECTION 1.02.  Accounting Terms and Determinations...................  27
SECTION 1.03.  Classes and Types of Loans and Borrowings.............  27

                             ARTICLE 2 THE CREDITS


SECTION 2.01.  Commitments to Lend...................................  28
SECTION 2.02.  Method of Borrowing...................................  28
SECTION 2.03.  Letters of Credit.....................................  29
SECTION 2.04.  Notes.................................................  33
SECTION 2.05.  Maturity of Loans; Mandatory Prepayments..............  34
SECTION 2.06.  Interest Rates........................................  35
SECTION 2.07.  Commitment Fees.......................................  37
SECTION 2.08.  Participation Fees....................................  37
SECTION 2.09.  Optional Termination of the Revolver Commitments......  37
SECTION 2.10.  Mandatory Termination of Commitments..................  38
SECTION 2.11.  Optional Prepayments..................................  38
SECTION 2.12.  General Provisions as to Payments.....................  38
SECTION 2.13.  Funding Losses........................................  39
SECTION 2.14.  Computation of Interest and Fees......................  39
SECTION 2.15.  Deficiencies in the Borrowing Base....................  39
SECTION 2.16.  Withholding Tax Exemption.............................  40
SECTION 2.17.  Method of Electing Interest Rates.....................  40

                              ARTICLE 3 CONDITIONS


SECTION 3.01.  Effectiveness.........................................  42
SECTION 3.02.  Transitional Provisions...............................  44
SECTION 3.03.  All Credit Events.....................................  45
SECTION 3.04.  First Borrowing by Each Borrower Subsidiary...........  46

         ARTICLE 4REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES


SECTION 4.01.  Corporate Existence and Power........................   47
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SECTION 4.02.  Corporate and Governmental Authorization No
        Contravention...............................................   47
SECTION 4.03.  Binding Effect.......................................   47
SECTION 4.04.  Lien Enforceable.....................................   47
SECTION 4.05.  Assignments Valid....................................   47
SECTION 4.06.  Financial Information................................   48
SECTION 4.07.  Litigation...........................................   48
SECTION 4.08.  Compliance with ERISA................................   49
SECTION 4.09.  Environmental Matters................................   49
SECTION 4.10.  Taxes................................................   49
SECTION 4.11.  Subsidiaries.........................................   49
SECTION 4.12.  Full Disclosure......................................   50

                              ARTICLE 5 COVENANTS


SECTION 5.01.  Information..........................................   50
SECTION 5.02.  Payment of Obligations...............................   53
SECTION 5.03.  Maintenance of Property; Insurance...................   54
SECTION 5.04.  Conduct of Business and Maintenance of Existence.....   56
SECTION 5.05.  Compliance with Laws.................................   56
SECTION 5.06.  Inspection of Property, Books and Records............   56
SECTION 5.07.  Investments..........................................   56
SECTION 5.08.  Minimum Consolidated Tangible Net Worth..............   58
SECTION 5.09.  Leverage.............................................   58
SECTION 5.10.  Consolidated Fixed Charge Ratio......................   58
SECTION 5.11.  Consolidated Loss Ratio..............................   58
SECTION 5.12.  Consolidated Delinquency Ratio.......................   58
SECTION 5.13.  Consolidated DSO Ratio...............................   58
SECTION 5.14.  Negative Pledge......................................   58
SECTION 5.15.  Consolidations, Mergers and Sales of Assets..........   60
SECTION 5.16.  Use of Proceeds......................................   60
SECTION 5.17.  Subsidiary Debt......................................   61
SECTION 5.18.  Restricted Payments..................................   61

                               ARTICLE 6 DEFAULTS


SECTION 6.01.  Events of Default....................................   61
SECTION 6.02.  Notice of Default....................................   64

                              ARTICLE 7 THE AGENTS
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SECTION 7.01.  Appointment and Authorization........................   65
SECTION 7.02.  Agents and Affiliates................................   65
SECTION 7.03.  Action by Agents.....................................   65
SECTION 7.04.  Consultation with Experts............................   65
SECTION 7.05.  Liability of Agents..................................   65
SECTION 7.06.  Indemnification......................................   66
SECTION 7.07.  Credit Decision......................................   66
SECTION 7.08.  Successor Agents.....................................   66

                       ARTICLE 8 CHANGE IN CIRCUMSTANCES


SECTION 8.01.  Basis for Determining Interest Rate
        Inadequate or Unfair........................................   67
SECTION 8.02.  Illegality...........................................   67
SECTION 8.03.  Increased Cost and Reduced Return....................   68
SECTION 8.04.  Base Rate Loans Substituted for Affected
        Euro-Dollar Loans                                              70

                               ARTICLE 9 GUARANTY


SECTION 9.01.  The Guaranty.........................................   70
SECTION 9.02.  Guaranty Unconditional...............................   70
SECTION 9.03.  Discharge Only upon Payment in Full; Reinstatement...   71
SECTION 9.04.  Waiver by the Guarantor..............................   72
SECTION 9.05.  Limit of Liability...................................   72
SECTION 9.06.  Subrogation..........................................   72
SECTION 9.07.  Stay of Acceleration.................................   72

                            ARTICLE 10 MISCELLANEOUS


SECTION 10.01.  Notices.............................................   72
SECTION 10.02.  No Waiver...........................................   73
SECTION 10.03.  Expenses; Documentary Taxes; Indemnification........   73
SECTION 10.04.  Sharing of Set-Offs.................................   74
SECTION 10.05.  Amendments and Waivers..............................   74
SECTION 10.06.  Successors and Assigns..............................   75
SECTION 10.07.  Collateral..........................................   76
SECTION 10.08.  Proprietary Information.............................   76
SECTION 10.09.  Governing Law; Submission to Jurisdiction...........   77
SECTION 10.10.  Counterparts; Integration...........................   77
SECTION 10.11.  Severability........................................   77
SECTION 10.12.  Termination of Bridge Agreement.....................   77

SECTION 10.13.  WAIVER OF JURY TRIAL................................   78

PRICING SCHEDULE


SCHEDULE I -         Investment Policies of The Company

SCHEDULE II -        Liens Existing on and as of the Effective Date

SCHEDULE III -       MDA Investments

EXHIBIT A -          Note

EXHIBIT B -          Opinion of Hogan & Hartson LLP, Special Counsel
                     for the Borrowers

EXHIBIT C -          Opinion of Davis Polk & Wardwell, Special Counsel for the
                     Administrative Agent and the Collateral Agent

EXHIBIT D -          Form of Subsidiary Security Agreement

EXHIBIT E -          [Intentionally Omitted]

EXHIBIT F -          Form of Assignment and Assumption Agreement

EXHIBIT G-1 -        Government Contracts

EXHIBIT G-2 -        Form of Assignment

EXHIBIT G-3 -        Form of Notice of Assignment

EXHIBIT H -          Commercial Contractors

EXHIBIT  I -         Company Security Agreement

EXHIBIT J -          Form of Election to Participate

EXHIBIT K -          Form of Election to Terminate

EXHIBIT L -          Form of Opinion of counsel for each Borrower Subsidiary

                           SECOND AMENDED AND RESTATED
                       CREDIT AND REIMBURSEMENT AGREEMENT


         AGREEMENT dated as of August 5, 1997 among ORBITAL SCIENCES CORPORATION and MAGELLAN CORPORATION, as Borrowers and Guarantors, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and as Collateral Agent.

                              W I T N E S S E T H :

         WHEREAS, Orbital Sciences Corporation, a Delaware corporation (together with its successors, the "COMPANY") as Borrower, the banks party thereto (the "BANKS"), Morgan Guaranty Trust Company of New York, as Administrative Agent (the "ADMINISTRATIVE AGENT") and J.P. Morgan Delaware, as Collateral Agent (the "COLLATERAL AGENT"), are parties to an Amended and Restated Credit and Reimbursement Agreement dated as of September 27, 1994 (as amended prior to the Effective Date (as defined below), the "ORIGINAL CREDIT AGREEMENT"); and

         WHEREAS, pursuant to a Security Agreement dated as of June 30, 1992 between the Company and the Collateral Agent (as amended from time to time, the "COMPANY SECURITY Agreement"), the obligations of the Company under the Financing Documents (as defined in the Original Credit Agreement) are secured by Liens (as so defined) on the Collateral (as so defined); and

         WHEREAS, Fairchild Space and Defense Corporation, a Delaware corporation, has been merged with and into the Company; and

         WHEREAS, the Borrower Subsidiaries (as defined below) are each a Wholly-Owned Subsidiary (as so defined) of the Company; and

         WHEREAS, the Company and the Banks wish to restructure the Financing Documents by, among other things, adding Magellan as a "Borrower" and "Guarantor" thereunder, changing the interest rate applicable to the loans outstanding or to be made thereunder and amending the definition of Borrowing Base contained therein;

         NOW, THEREFORE, the parties hereto hereby agree that, on and as of the Effective Date, the Original Credit Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 The following terms, as used herein, have the following meanings:

         "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.06(b).

         "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

         "AFFILIATE" means, with respect to any Person (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (a "CONTROLLING PERSON") or (ii) any Person (other than a Subsidiary of such Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means the Administrative Agent or the Collateral Agent, as the context may require, and "AGENTS" means both of them.

         "AGGREGATE LC AMOUNT" has the meaning set forth in Section 6.01.

         "AGREEMENT" means the Original Credit Agreement as amended and restated by the Second Amended Credit Agreement and as the same may be further amended or restated from time to time in accordance with the terms hereof.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "ASSET SALE" means any sale, lease (as lessor) or other disposition (including any such transaction effected by way of merger or consolidation or any sale-leaseback transaction) by the Company or any of its Subsidiaries of any asset, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business and
(ii) dispositions to the Company or any Subsidiary.

         "ASSIGNEE" has the meaning set forth in Section 10.06(c).

         "ASSIGNMENT OF CLAIMS ACT" means the Assignment of Claims Act of 1940, as amended, or any successor statute.

         "AVAILABLE LC AMOUNT" means, on any date, with respect to each Borrower, an amount equal to the lesser of (i) the excess (if any) of $15,000,000 over the aggregate Letter of Credit Liabilities of all other Borrowers on such date and (ii) the excess (if any) of such Borrower's Borrowing Base over the aggregate outstanding principal amount of Revolver Loans to such Borrower on such date.

         "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Loan which bears interest at the Base Rate plus the Base Rate Margin pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

         "BASE RATE MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by any member of the ERISA Group.

         "BORROWER LC AMOUNT" has the meaning set forth in Section 6.01.

         "BORROWERS" means the Company and each of the Borrower Subsidiaries, and "BORROWER" means any one of them.

         "BORROWER SUBSIDIARIES" means Magellan or any Wholly-Owned Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Administrative Agent and as to which an Election to Terminate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of a Borrower Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

         "BORROWING BASE" means, with respect to each Borrower, as of the date of the most recent Borrowing Base Certificate delivered to the Collateral Agent by or on behalf of such Borrower, an amount equal to the sum of (i) 90% of the outstanding balance of Eligible DD250 Government Receivables; (ii) 90% of the outstanding balance of Eligible Milestone Government Receivables; (iii) 60% of the sum of Eligible Retained Government Receivables; (iv) 85% of the outstanding balance of Other Eligible Government Receivables; (v) 60% of the sum of Eligible Non-Billed Government Receivables, (vi) 90% of the outstanding balance of Eligible State Commercial Receivables, (vii) 85% of the outstanding balance of Eligible Commercial Receivables and (viii) 45% of the amount of Eligible Non-Billed Commercial Receivables; provided that the sum of the amounts in clauses (iii), (v) and (viii) above for all Borrowers shall not exceed 40% of the sum of the Borrowing Bases of all Borrowers; and provided further that (A) with respect to the Company, at least 90% of the aggregate amount of the portion of Eligible Receivables included in its Borrowing Base pursuant to clauses (i),
(ii), or (iv) and the portion of the payment obligation included in the Borrowing Base pursuant to clauses (iii) or (v) above must be created pursuant to an Eligible Assigned Government Contract and (B) solely with respect to any Borrower Subsidiary, (1) as of any date after two months after the first date on which such Borrower becomes a Borrower Subsidiary hereunder, at least 80% of the aggregate amount of the portion of Eligible Receivables included in its Borrowing Base pursuant to clauses (i), (ii), or (iv) and the portion of the payment obligation included in its Borrowing Base pursuant to clauses (iii) or
(v) above must be created pursuant to an Eligible Assigned Government Contract and (2) as of any date after four months after the first date on which such Borrower becomes a Borrower Subsidiary hereunder, at least 90% of aggregate amount of the portion of Eligible Receivables included in its Borrowing Base pursuant to clauses (i), (ii), or (iv) and the portion of the payment obligation included in its Borrowing Base pursuant to clauses (iii) or (v) above must be created pursuant to an Eligible Assigned Government Contract .

         "BORROWING BASE CERTIFICATE" means a certificate of a Borrower, executed by the chief financial officer, treasurer or the controller of the Company, in a form mutually agreed to by the Company and the Administrative Agent.

         "BRIDGE AGREEMENT" means the Credit Agreement dated as of April 25, 1997 among the Company, the banks party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent.

         "CLASS" has the meaning set forth in Section 1.03.

         "COLLATERAL" means all of the collateral in which a security interest is granted to the Collateral Agent on behalf of the Banks in the Security Agreements.

         "COLLATERAL ACCOUNT" has the meaning set forth in each Security Agreement.

         "COLLATERAL AGENT" means Morgan Guaranty Trust Company of New York (as successor by merger to J.P. Morgan Delaware) in its capacity as collateral agent for the Secured Parties hereunder and under each Security Agreement and its successors in such capacity.

         "COMMITMENT" means a Term Commitment or a Revolver Commitment.

         "COMMITMENT FEE RATE" means a rate per annum determined in accordance with the Pricing Schedule.

         "COMPANY" has the meaning set forth in the first WHEREAS clause.

         "COMPANY SECURITY AGREEMENT" has the meaning set forth in the second WHEREAS clause.

         "COMPANY'S 1996 FORM 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "CONSOLIDATED DEBT" means at any date, without duplication, the sum of
(i) the Debt of the Company and its Consolidated Subsidiaries determined on a consolidated basis plus (ii) the portion of the Debt (other than Excluded ORBCOMM Debt) of any Person accounted for by the Company on the equity method properly allocable to the direct or indirect interest of the Company in such Person, all determined as of such date.

         "CONSOLIDATED DELINQUENCY RATIO" means, for any period, the percentage equivalent of a fraction (i) the numerator of which is the average amount of Receivables of all the Borrowers as of the last day of each calendar month during such period that have remained unpaid for more than 60 days from the original due date specified at the time of the original issuance of the invoice therefor and (ii) the denominator of which is the average amount of Receivables of all the Borrowers outstanding as of the last day of each calendar month during such period.

         "CONSOLIDATED DSO RATIO" means, for any period, a fraction (i) the numerator of which is the average amount of Receivables of all the Borrowers as of the last day of each calendar month during such period and (ii) the denominator of which is the average daily revenues of all the Borrowers for the preceding twelve month period ending on the last day of such period.

         "CONSOLIDATED FIXED CHARGES" means, for any period, the sum, without duplication, of (i) interest accrued on all Debt of the Company and its Consolidated Subsidiaries (other than Debt owing to the Company or a Consolidated Subsidiary) during such period, whether expensed or capitalized and
(ii) rental expense of the Company and its Consolidated Subsidiaries for such period under operating leases of real or personal property.

         "CONSOLIDATED LEVERAGE RATIO" means on any date the ratio of Consolidated Debt on such date to Consolidated Tangible Net Worth at the last day of the fiscal quarter most recently ended.

         "CONSOLIDATED LOSS RATIO" means, for any calendar month, the percentage equivalent of a fraction (i) the numerator of which is the gross credit write offs of Receivables by all the Borrowers during such month and (ii) the denominator of which is the amount of Receivables of all the Borrowers outstanding at the end of such month.

         "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period.

         "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date; provided that in no event shall Orbital Imaging be a "Consolidated Subsidiary" of the Company.

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1996 in the book value of any asset owned by the Company or a Consolidated Subsidiary, and (ii) all goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards not fully reserved, copyrights, organization or developmental expenses and other intangible assets.

         "CONTROLLING PERSON" has the meaning assigned to such term in the definition of "Affiliate".

         "CREDIT EVENT" means the making of a Loan or the issuance of a Letter of Credit.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (such Debt to have a principal amount, for purposes of determinations under this Agreement, not exceeding the greater of (x) the net unencumbered carrying value of such asset under generally accepted accounting principles and (y) the fair market value of such asset as of the date the principal amount of such Debt is determined), and
(vii) all Debt of others Guaranteed by such Person; provided that Excluded ORBCOMM Debt shall not constitute Debt of the Company or any of its Consolidated Subsidiaries.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DESIGNATED ELIGIBLE COMMERCIAL CONTRACTOR" means, at any time, any of The Boeing Company, Lockheed Martin Corporation, Johns Hopkins University, McDonnell Douglas Corporation. Rockwell International Corporation and TRW, Inc., if at such time, such Person is an Eligible Commercial Contractor.

         "DESIGNATED INSURANCE POLICIES" has the meaning set forth in Section 5.03(c).

         "DESIGNATED STATE" means the government of any State of the United States of America or of any city located in any such State, and any agency or instrumentality of the foregoing, so long as the senior unsecured long term debt of any such government is rated at least AA- by S&P or Aa3 by Moody's.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

         "DOMESTIC RECEIVABLE" means any Receivable due from an Obligor that is both domiciled in the United States of America and (if not a natural person) organized under the laws of the United States of America or any State thereof.

         "EARNINGS AVAILABLE FOR FIXED CHARGES" means, for any period, Consolidated Net Income for such period (excluding therefrom (i) any extraordinary items of gain or loss and (ii) any gain or loss of any other Person accounted for pursuant to the equity method, except in the case of gain to the extent of cash distributions received from such Person during the relevant period), plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) interest and rental expense and (ii) income taxes.

         "EFFECTIVE DATE" means the date this Second Amended Credit Agreement becomes effective in accordance with Section 3.01.

         "ELECTION TO PARTICIPATE" means an Election to Participate substantially in the form of Exhibit J hereto.

         "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit K hereto.

         "ELIGIBLE ASSIGNED GOVERNMENT CONTRACT" means an Eligible Government Contract for which the Government has received and has delivered to the Collateral Agent an acknowledgment of receipt of a notice of assignment substantially in the form of Exhibit G-3.

         "ELIGIBLE COMMERCIAL CONTRACT" means any contract between a Borrower and an Eligible Commercial Contractor, which contract does not include a provision prohibiting assignment of amounts due under such contract that has not been effectively waived, in writing, by such Eligible Commercial Contractor.

         "ELIGIBLE COMMERCIAL CONTRACTOR" means (i) with respect to Receivables of Magellan or the Pomona operations, any Person and (ii) with respect to all other Receivables, a Person set forth in Exhibit H or any supplement to Exhibit H delivered by the Company on behalf of a Borrower to the Collateral Agent;

provided that such Person must be approved by the Collateral Agent, acting in its reasonable discretion, which approval may be revoked by the Collateral Agent, acting in its reasonable discretion, at any time, and provided further that the Collateral Agent may, in its reasonable discretion, approve such Person only with respect to a portion (determined by the Collateral Agent in its reasonable discretion) of any Eligible Receivable created pursuant to an Eligible Commercial Contract to which such Person is a party.

         "ELIGIBLE COMMERCIAL RECEIVABLE" means, at any date of determination thereof, any Eligible Receivable created pursuant to an Eligible Commercial Contract (other than an Eligible Commercial Contract with an Eligible Commercial Contractor which is a Designated State).

         "ELIGIBLE DD250 GOVERNMENT RECEIVABLE" means, as at any date of determination thereof, any Eligible Receivable created pursuant to an Eligible Government Contract for which Eligible Receivable the Government has issued a Form DD250.

         "ELIGIBLE GOVERNMENT CONTRACT" means a contract between any Borrower and the Government, which contract:

                  (a) is set forth in Exhibit G-1 hereto (or in a supplement to Exhibit G-1 delivered by the Company on behalf of a Borrower to the Collateral Agent on behalf of the Banks not less than three (3) Domestic Business Days prior to any delivery of a Borrowing Base Certificate in which such contract is sought to be included);

                  (b) does not include a provision, substantially to the effect of Federal Acquisition Regulation 52.232-24, prohibiting assignment of amounts due from the Government under such contract; and

                  (c) is the subject of an instrument of assignment duly completed and executed by the Borrower party to such contract substantially in the form of Exhibit G-2 and a notice of assignment duly completed and executed by the Collateral Agent, substantially in the form of Exhibit G-3, in each case and for each such notice, delivered either (i) to the Government for acknowledgment by the Government, not less than three (3) Domestic Business Days prior to any delivery of a Borrowing Base Certificate in which such contract is sought to be included or (ii) to the Collateral Agent, not less than three (3) Domestic Business Days prior to any delivery of a Borrowing Base Certificate in which such contract is sought to be included, to be held by the Collateral Agent (x) to be delivered to the Borrower, at the request of the Borrower, for delivery to the Government and acknowledgment by the Government or (y) so long as a Security Event has occurred and is continuing, for delivery to the Government and acknowledgment by the Government at the sole discretion of the Collateral Agent. Each such instrument and each such notice shall contain such modifications as the Collateral Agent shall reasonably determine to be necessary or advisable in order to comply with any law applicable to transactions with the related Obligor.

         "ELIGIBLE MILESTONE GOVERNMENT RECEIVABLE" means, at any date of determination thereof, any Eligible Receivable created pursuant to an Eligible Government Contract for which Eligible Receivable the Government has issued a written acknowledgment of its obligations regarding payment thereof (other than a Form DD250).

         "ELIGIBLE NON-BILLED COMMERCIAL RECEIVABLES" means, at any date of determination thereof, any unpaid portion of an obligation which but for the fact that it has not yet been invoiced and that a portion of the goods to be delivered, services to be rendered or other contractual milestone to be achieved by the Borrower to give rise to such obligation has not yet been delivered, rendered or achieved, as the case may be, would be an Eligible Commercial Receivable; provided that any such obligation shall be invoiced and all such goods shall be delivered, all such services shall be rendered or all such other contractual milestones shall be achieved, as the case may be, by the Borrower within ninety (90) days of the inclusion of such obligation within the Borrowing Base; provided further that any such obligation shall not be an Eligible Non-Billed Commercial Receivable if, at the relevant date of determination, (i)
(A) the Obligor of such obligation is an Eligible Commercial Contractor (other than any Designated Eligible Commercial Contractor or ORBCOMM Global (if at the relevant date of determination ORBCOMM Global is an Eligible Commercial Contractor)) and the aggregate amount of all such obligations the Obligor of which is such Eligible Commercial Contractor at such date exceeds 5% of the aggregate amount of all Non-Billed Receivables at such date, (B) the Obligor of such obligation is a Designated Eligible Commercial Contractor and the aggregate amount all such obligations the Obligor of which is such Designated Commercial Contractor at such date exceeds 15% of the aggregate amount of all Non-Billed Receivables at such date or (C) (x) ORBCOMM Global is an Eligible Commercial Contractor on such date and (y) the Obligor of such obligation is ORBCOMM Global and the aggregate amount of all such obligations the Obligor of which is ORBCOMM Global (or portion thereof with respect to which ORBCOMM Global constitutes an Eligible Commercial Contractor) exceeds 7.5% of the aggregate amount of all Non-Billed Receivables at such date and (ii) the Required Banks have not specifically consented to the inclusion of such obligation as an Eligible Non-Billed Commercial Receivable.

         "ELIGIBLE NON-BILLED GOVERNMENT RECEIVABLES" means, at any date of determination thereof, any unpaid portion of an obligation which but for the fact that it has not yet been invoiced and that a portion of the goods to be delivered, services to be rendered or other contractual milestone to be achieved by the

Borrower to give rise to such obligation has not yet been delivered, rendered or achieved, as the case may be, would be an Eligible DD250 Government Receivable, an Eligible Milestone Government Receivable or an Other Eligible Government Receivable; provided that any such obligation shall be invoiced and all such goods shall be delivered, all such services shall be rendered or all such other contractual milestones shall be achieved, as the case may be, by the Borrower within ninety (90) days of the inclusion of such obligation within the Borrowing Base.

         "ELIGIBLE RECEIVABLE" means, at any date of determination thereof, any Receivable that arises under an Eligible Government Contract or an Eligible Commercial Contract and as to which the Obligor is the Government or an Eligible Commercial Contractor, other than the following:

                           (a) any Receivable for which all necessary government
                  funding has not been appropriated at the time such Receivable is invoiced;

                           (b) any Domestic Receivable that is not invoiced and
                  payable by the Obligor in United States dollars;

                           (c) any Foreign Receivable unless (i) such Receivable
                  is invoiced to and payable from an office of the Obligor with respect thereto located within the United States of America and is invoiced and payable in United States dollars or (ii) the payment in full of such Foreign Receivable by its Obligor is backed by (x) one or more letters of credit issued by a bank whose senior unsecured long term debt is rated at least A by S&P or A2 by Moody's and such letters of credit are subject to a perfected first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties or (y) other forms of credit enhancement satisfactory to the Collateral Agent as to which security arrangements satisfactory to the Collateral Agent have been made;

                           (d) any Receivable that does not comply with all
                  applicable legal requirements, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority;

                           (e) any Receivable in respect of which there is any
                  unresolved known dispute with the Obligor but only to the extent of such dispute;

                           (f) any Receivable whose original due date is more
                  than 90 days after the later of (i) the date of the original issuance of the invoice therefor and (ii) the date of the determination of the eligibility thereof;

                           (g) any Receivable as to which the Obligor is an
                  Eligible Commercial Contractor that remains unpaid for more than 60 days from the original due date specified at the time of the original issuance of the invoice therefor;

                           (h) any Receivable as to which the Obligor is the
                  Government that remains unpaid for more than 90 days from the original due date specified at the time of the original issuance of the invoice therefor;

                           (i) any Receivable arising outside the ordinary
                  course of business of the Borrower (including any Receivable not generated in accordance with the Borrower's normal credit policies and procedures);

                           (j) any Receivable the Obligor of which is any
                  Eligible Commercial Contractor (other than any Designated Eligible Commercial Contractor or ORBCOMM Global (if at the relevant date of determination ORBCOMM Global is an Eligible Commercial Contractor)) to the extent the aggregate amount of all Receivables of all Borrowers the Obligor of which is such Eligible Commercial Contractor at such date exceeds 5% of the aggregate amount of all Receivables at such date, unless the Required Banks shall have specifically consented to the inclusion of such Receivable as an Eligible Receivable;

                           (k) any Receivable the Obligor of which is any
                  Designated Eligible Commercial Contractor to the extent the aggregate amount of all Receivables of all Borrowers the Obligor of which is such Designated Eligible Commercial Contractor at such date exceeds 15% of the aggregate amount of all Receivables at such date, unless the Required Banks shall have specifically consented to the inclusion of such Receivable as an Eligible Receivable;

                           (l) if at the relevant date of determination ORBCOMM
                  Global is an Eligible Commercial Contractor, any Receivable the Obligor of which is ORBCOMM Global to the extent the aggregate amount of all Receivables the Obligor of which is ORBCOMM Global at such date (or portion thereof with respect to which ORBCOMM Global constitutes an Eligible Commercial Contractor) exceeds 7.5% of the aggregate amount of all Receivables at such date, unless the Required Banks shall have specifically consented to the inclusion of such Receivable as an Eligible Receivable;

                           (m) any Receivable evidenced by an "instrument" (as
                  defined in the UCC) not in the possession of the Collateral Agent;

                           (n) any Receivable that is payable by the Obligor
                  more than 90 days after the Termination Date;

                           (o) any Receivable that is not an "account" as
                  defined in the UCC;

                           (p) any Receivable as to which the Borrower does not
                  have good title, free and clear of all Liens other than Permitted Liens;

                           (q) any Receivable that is not at all times the legal
                  and valid payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally;

                           (r) any Receivable which is subject to any asserted
                  offset, counterclaim or other defense but only to the extent of such asserted offset, counterclaim or other defense; and

                           (s) any Receivable from an Obligor that to the
                  Borrower's knowledge is the subject of a bankruptcy, insolvency or similar proceeding.

         A Receivable which is an Eligible Receivable, but which subsequently fails to meet any of the foregoing requirements shall immediately cease to be an Eligible Receivable.

         "ELIGIBLE RETAINED GOVERNMENT RECEIVABLE" means, at any date of determination thereof, any unpaid portion of an obligation that but for the fact that it has not yet been invoiced by the Borrower would be an Eligible DD250 Government Receivable, an Eligible Milestone Government Receivable or an Other Eligible Government Receivable (it being understood that all goods to be delivered, services to be rendered or other contractual milestone to be achieved by the Borrower to give rise to such obligation have been delivered, rendered or achieved, as the case may be); provided that any such obligation shall be invoiced by the Borrower within ninety (90) days of its inclusion within the Borrowing Base.

         "ELIGIBLE STATE COMMERCIAL RECEIVABLE" means, at any date of determination thereof, any Eligible Receivable created pursuant to an Eligible Commercial Contract with an Eligible Commercial Contractor which is a Designated State.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate plus the Euro-Dollar Margin pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.06(b) on the basis of an Adjusted London Interbank Offered Rate.

         "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXCLUDED ORBCOMM DEBT" means, at any date, (i) any Debt of ORBCOMM Global which is not Guaranteed by the Borrower or any

Consolidated Subsidiary (other than OCC and ORBCOMM USA) and (ii) the ORBCOMM Global Guaranty and any other Guarantee by OCC or ORBCOMM USA of any Debt of ORBCOMM Global so long as at such date (A) the only assets owned or otherwise held by OCC are the Federal Communications Commission's licenses and authorizations to construct, launch and operate 34 satellites for the ORBCOMM low-earth satellite system and to operate related gateway earth stations and subscriber communications, as such licenses and authorizations may be amended or modified, contracts between OCC and the Partnerships related to the construction or operation of the ORBCOMM low-earth satellite system and OCC's investments in ORBCOMM Global and ORBCOMM USA, (B) OCC conducts no business activities other than holding such assets and (C) such Guarantee is non-recourse to, and is not otherwise supported by the credit of, the Company or any of its Consolidated Subsidiaries (other than OCC and ORBCOMM USA).

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "FINANCING DOCUMENTS" means this Agreement, the Security Agreements and the Notes, and "FINANCING DOCUMENT" means any one of them.

         "FOREIGN RECEIVABLE" means any Receivable that is not a Domestic Receivable.

         "GOVERNMENT" means the federal government of the United States of America or any agency or instrumentality thereof.

         "GROUP OF LOANS" means, at any time, a group of Loans of the same Class consisting of (i) all such Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTOR" means, with respect to each Borrower, the other Borrowers.

         "INSURANCE ACCOUNT" has the meaning set forth in each Security
Agreement.

         "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two or three months thereafter as the Borrower may elect in such notice; provided that:

                           (a) any Interest Period which would otherwise end on
                  a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                           (b) any Interest Period which begins on the last
                  Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month; and

                           (c) if any Interest Period with respect to any Term
                  Euro-Dollar Loan includes a date on which a scheduled payment of principal of such Term Loan is required to be made under
                  Section 2.05(b) but does not end on such date, then (i) the principal amount of each Term Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Term Loan shall have an Interest Period determined as set forth above; and

                           (d) any Interest Period which would otherwise end
                  after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "LC BANK" means Signet Bank/Virginia in its capacity as LC Bank under the letter of credit facility described in Section 2.03, and its successors in such capacity.

         "LC EXPOSURE" means, with respect to each Revolver Bank and in respect of any Borrower, at any one time, an amount equal to such Bank's Revolving Percentage of the aggregate amount of Letter of Credit Liabilities at such time in respect of all Letters of Credit issued upon the request of such Borrower.

         "LETTER OF CREDIT COMMISSION RATE" means a rate per annum determined in accordance with the Pricing Schedule.

         "LETTER OF CREDIT LIABILITIES" means, on any date and in respect of any Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Letter of Credit on such date plus (ii) the aggregate amount outstanding on such date of all Reimbursement Obligations in respect of such Letter of Credit.

         "LETTERS OF CREDIT" has the meaning set forth in Section 2.03(a), and "LETTER OF Credit" means any one of them.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Base Rate Loan or a Euro-Dollar Loan and "LOANS" means Base Rate Loans or Euro-Dollar Loans or both.

         "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Company or any of its Subsidiaries under any insurance policy maintained by the Company or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements or losses from business interruption or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by the Company or any of its Subsidiaries, if the amount of such aggregate proceeds or award or other compensation exceeds $5,000,000.

         "MAGELLAN" means Magellan Corporation, a Delaware corporation, and its successors.

         "MAGELLAN AGREEMENT" means the Credit Agreement dated as of December 2, 1990 between Magellan and Silicon Valley Bank, as amended to the Effective Date.

         "MATERIAL DEBT" means Debt in an aggregate principal amount exceeding $5,000,000 (other than the Loans and the Reimbursement Obligations) of the Company and/or one of more of its Subsidiaries arising in one or more related or unrelated transactions.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "MDA" means MacDonald, Dettwiler and Associates Ltd, a Canadian corporation, and its successors.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to such corporation's business of rating debt securities.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any Prepayment Event, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such Prepayment Event (including any cash proceeds received as income or as other proceeds of any noncash proceeds of any Asset Sale), less the sum of (x) any expenses reasonably incurred by such Person in respect of such Prepayment Event and (y) if such Prepayment Event is an Asset Sale, (I) the amount of any Debt (including prepayment penalties and interest breakage fees) secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (II) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of such Person giving effect to the overall tax position of such Person) in respect of such Asset Sale.

         "NON-BILLED RECEIVABLES" means, at any date of determination thereof, the sum of (i) the aggregate amount of unpaid portions of obligations which but for the fact that they have not yet been invoiced and that a portion of the goods to be delivered, services to be rendered or other contractual milestone to be achieved by the Borrower to give rise to any such obligation has not yet been delivered, rendered or achieved, as the case may be, would be an Eligible Commercial Receivable on such date and (ii) the aggregate amount of unpaid portions of obligations which but for the fact that they have not yet been invoiced and that a portion of the goods to be delivered, services to be rendered or other contractual milestone to be achieved by the Borrower to give rise to any such obligation has not yet been delivered, rendered or achieved, as the case may be, would be an Eligible DD250 Government Receivable, an Eligible Milestone Government Receivable or an Other Eligible Government Receivable on such date.

         "NOTES" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, together with any modifications, substitutions, extensions or renewals of such promissory notes, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.17.

         "OBLIGOR" means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

         "OCC" means Orbital Communications Corporation, a Delaware corporation, and its successors.

         "ORBCOMM GLOBAL" means ORBCOMM Global L.P., a Delaware limited partnership, and its successors.

         "ORBCOMM GLOBAL GUARANTY" means the non-recourse guaranty dated August 7, 1996, by Orbital Communications Corporation and ORBCOMM USA of the $170,000,000 14% Senior Notes Due 2004 issued by ORBCOMM Global and ORBCOMM Global Capital Corp., contained in the Indenture dated as of August 7, 1996, issued by ORBCOMM Global and ORBCOMM Global Capital Corp. in favor of Marine Midland Bank as Trustee, the proceeds of which Notes are to be applied to develop the ORBCOMM system and the Partners' Contingent

Commitment Letter from the Company to ORBCOMM Global dated August 7, 1996.

         "ORBCOMM USA" means ORBCOMM USA L.P., a Delaware limited partnership, and its successors.

         "ORBITAL IMAGING" means Orbital Imaging Corporation, a Delaware corporation, and its successors.

         "ORIGINAL CREDIT AGREEMENT" has the meaning set forth in the first WHEREAS clause.

         "OTHER ELIGIBLE GOVERNMENT RECEIVABLE" means, as at any date of determination thereof, any Eligible Receivable created pursuant to an Eligible Government Contract other than an Eligible DD250 Government Receivable, an Eligible Milestone Government Receivable, an Eligible Non-Billed Government Receivable or an Eligible Retained Government Receivable.

         "PARENT" means, with respect to any Bank, any Controlling Person of such Bank.

         "PARTNERSHIPS" means ORBCOMM Global, ORBCOMM USA and ORBCOMM International Partners L.P..

         "PARTICIPANT" has the meaning set forth in Section 10.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED LIEN" has the meaning set forth in Section 5.14.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (including, without limitation, the Government).

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person that was at such time a member of the ERISA Group for employees of any Person that was at such time a member of the ERISA Group.

         "PREPAYMENT EVENT" means (i) the incurrence of any Debt by any Company or any of its Subsidiaries on any date (other than (A) Debt incurred for the purpose of financing all or any part of the cost of acquiring any asset, including, without limitation, Debt of the Company in an amount not to exceed $5,800,000 for the construction, expansion and purchase of equipment for the high bay engineering facility located at 21830 Atlantic Blvd., Dulles, VA 20122,
(B) the Loans, (C) any Debt incurred by any of the Partnerships, (D) Debt incurred by the Company under the working capital credit facility between the Company and Deutsche Bank AG, dated as of July 8, 1996, as in existence on the date hereof and (E) Debt incurred by MDA, MacDonald, Dettwiler Technologies Limited and Earth Observation Sciences Ltd. under their credit facilities with Royal Bank of Canada, dated as of September 16, 1996 and, other than with respect to Earth Observation Sciences Ltd., ABN AMRO Bank Canada, dated as of February 27, 1996, in each case as in existence on the date hereof, (ii) the issuance of any equity securities by the Company or any of its Subsidiaries on any date (other than any equity securities issued (A) in connection with stock option or other employee benefit plans or (B) to the Company or any of its Subsidiaries), (iii) any Asset Sale consummated on any date in any fiscal year if (and solely to the extent that) the aggregate Net Cash Proceeds therefrom, when combined with the aggregate Net Cash Proceeds from all other Asset Sales consummated on or prior to such date in such fiscal year, exceeds $5,000,000 unless, within 5 Domestic Business Days after receipt by the Company or such Subsidiary of any Net Cash Proceeds from such Asset Sale, the Company shall have delivered to the Administrative Agent a certificate (an "ASSET SALE CERTIFICATE") of the chief financial officer or the treasurer of the Company, certifying as to (x) the aggregate amount of such Net Cash Proceeds, and (y) the fact that the Company shall invest such Net Cash Proceeds in itself or in any of its Subsidiaries within 90 days after receipt thereof, provided that if, on any date, any fact included in such Asset Sale Certificate and required to be set forth therein pursuant to clause (y) above shall cease to be true, such Asset Sale shall be considered a Prepayment Event for purposes of this Agreement on and as of such date and (iv) receipt of Major Casualty Proceeds, unless, within 5 Domestic Business Days after receipt by the Company or such Subsidiary thereof, the Company shall have delivered to the Administrative Agent a certificate (a "MAJOR CASUALTY PROCEEDS CERTIFICATE") of the chief financial officer or the treasurer of the Company, certifying as to (x) the aggregate amount of such Major Casualty Proceeds, and (y) the fact that the Company shall invest such Major Casualty Proceeds to repair or replace affected assets within 90 days after receipt thereof, provided that if, on any date, any fact included in such Major Casualty Proceeds Certificate and required to set forth therein pursuant to clause (y) above shall cease to be true, the receipt of such Major Casualty Proceeds shall be considered a Prepayment Event for purposes of this Agreement on and as of such date. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

         "PREPAYMENT PERCENTAGE" means, (i) in respect of an incurrence of Debt, 100%, (ii) in respect of the issuance of equity securities not constituting Debt, 50% and (iii) in respect of Asset Sales or receipt of Major Casualty Proceeds, 75%.

         "PRICING SCHEDULE" means the Schedule attached hereto and identified as such.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time as its Prime Rate.

         "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31.

         "RECEIVABLE" means, at any date of determination thereof, the amount of the unpaid portion of an obligation, as stated in the invoice to a customer of any Borrower which such Borrower has issued with respect thereto, in respect of goods delivered, services rendered or the achievement of other contractual milestones in the ordinary course of business, which amount has been earned by performance under the terms of the contract between the Borrower and such customer relating to such goods, services or other contractual milestones, as the case may be, net of any credits, rebates or offsets owed to the customer.

         "REFERENCE BANKS" means the principal London offices of The Bank of Tokyo, Ltd., The Bank of Nova Scotia and Morgan Guaranty Trust Company of New York.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT OBLIGATIONS" means at any date, with respect to any Borrower, the obligations of such Borrower pursuant to Section 2.03 to reimburse the LC Bank for any amount, outstanding as of such date, paid by the LC Bank in respect of a drawing under a Letter of Credit issued upon request of such Borrower.

         "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the sum of (i) the aggregate amount of the Revolver Commitments or, if the Revolver Commitments shall have been terminated, having at least 66 2/3% of the aggregate Revolver Exposures at such time plus (ii) the aggregate outstanding amount of the Term Loans at such time or, if no Term Loans are then outstanding, the Term Commitments at such time.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or
(b) any option, warrant or other right to acquire shares of the Company's capital stock.

         "REVOLVER BANK" means each Bank identified as a Revolver Bank on the signature pages hereof, each Assignee which becomes a Revolver Bank pursuant to
Section 10.06(c), and their respective successors.

         "REVOLVER COMMITMENT" means, (i) with respect to each Revolver Bank listed on the signature pages hereof, the amount set forth opposite the name of such Revolver Bank on the signature pages hereof under the heading "Revolver Commitments" and (ii) with respect to each Assignee that becomes a Revolver Bank pursuant to Section 10.06(c), the amount of the Revolver Commitment thereby assumed by it, in each case as such amount may be increased or reduced from time to time pursuant to Section 10.06(c) or reduced from time to time pursuant to
Section 2.09.

         "REVOLVER EXPOSURE" means, with respect to each Revolver Bank and in respect of any Borrower, at any time, an amount equal to the sum of (i) the aggregate principal amount of the Revolving Loans of such Revolver Bank to such Borrower outstanding at such time and (ii) such Revolver Bank's LC Exposure at such time with respect to such Borrower.

         "REVOLVING LOAN" means a loan made by a Revolver Bank pursuant to
Section 2.01(b).

         "REVOLVING PERCENTAGE" means, with respect to each Revolver Bank, at any time, the percentage that such Revolver Bank's Revolver Commitment constitutes of the aggregate amount of the Revolver Commitments at such time.

         "SECOND AMENDED CREDIT AGREEMENT" means this Second Amended and Restated Credit Agreement dated as of August 5, 1997 among the Borrowers, the Banks and the Agents.

         "SECURED PARTY" has the meaning set forth in any Security Agreement.

         "SECURITY AGREEMENTS" means, collectively, the Company Security Agreement and the Subsidiary Security Agreements, and "SECURITY AGREEMENT" means any one of them.

         "SECURITY EVENT" has the meaning set forth in any of the Security Agreements.

         "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (or if such term is used with reference to any other Person, by such other Person); provided that in no event shall Orbital Imaging or ORBCOMM USA be a "Subsidiary" of the Company.

         "SUBSIDIARY SECURITY AGREEMENTS" means security agreements substantially in the form of Exhibit D, among each Borrower Subsidiary and the Collateral Agent, as amended from time to time, and "SUBSIDIARY SECURITY AGREEMENT" means any one of them.

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or Canada or any agency thereof, or obligations guaranteed by the United States or Canada or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States or Canada of any Bank or any bank or trust company which is organized under the laws of the United States or any state thereof or Canada or any province thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 and the unsecured long-term debt of which is rated at least investment grade by each nationally recognized statistical rating organization that rates such debt, (iv) money market funds that invest only in securities described in clause (i), (ii) or (iii) above, (v) Investments made in accordance with the investment policies set forth on Schedule I, or (vi) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; provided in each case that such Investment matures within two years from the date of acquisition thereof by the Company or a Subsidiary.

         "TERM BANK" means each Bank identified as a Term Bank on the signature pages hereof, each Assignee which becomes a Term Bank pursuant to Section 10.06(c), and their respective successors.

         "TERM COMMITMENT" means, with respect to each Term Bank listed on the signature pages hereof, the amount set forth opposite the name of such Term Bank on the signature pages hereof under the heading "Term Commitments".

         "TERM LOAN" means a loan made by a Term Bank pursuant to Section
2.01(a).

         "TERMINATION DATE" means August 5, 2001, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except (i) directors' qualifying shares and (ii) solely with respect to Magellan, up to 10,000,000 shares of its common stock which are held or may hereafter be held by employees of Magellan or the Company and have been or will be acquired pursuant to the Magellan Corporation 1996 Stock Option Plan) are at the time directly or indirectly owned by the Company (or if such term is used with reference to any other Person, by such other Person).

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes in accordance with generally accepted accounting principles) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

         SECTION 1.3. Classes and Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans or of a Group of such Loans) refers to the determination whether such Loan is a Term Loan or a Revolving Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing or Group) by both Class and Type

(e.g., a "Term Euro-Dollar Loan") indicates that such Loan is both a Term Loan and a Euro-Dollar Loan (or that such Borrowing or Group of Loans is comprised of such Loans).

                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.1. Commitments to Lend. (a) Term Loans. Each Term Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Company on the Effective Date in an aggregate principal amount not to exceed such Term Bank's Term Commitment. The Borrowing pursuant to this subsection shall be made from the several Term Banks ratably in proportion to their respective Term Commitments. Loans made pursuant to this subsection are not revolving in nature and amounts of such loans repaid or prepaid may not be reborrowed.

           (b) Revolving Loans. Each Revolver Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to any Borrower from time to time prior to the Termination Date in amounts such that the Revolver Exposure of such Revolver Bank at such time shall not exceed the amount of its Revolver Commitment at such time. Each Borrowing under this subsection shall be in an aggregate principal amount of $1,000,000 or any larger multiple thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.04(d)) and shall be made from the several Revolver Banks ratably in proportion to their respective Revolver Commitments. Within the foregoing limits, the Borrower may borrow under this subsection, prepay Revolving Loans to the extent permitted by Section 2.10 and reborrow at any time under this subsection.

         SECTION 2.2. Method of Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than Noon (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing; specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                 (ii)    the aggregate amount of such Borrowing,

                (iii)    the Type and Class of such Borrowing, and

                 (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt (or deemed receipt) of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at its address specified in or pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.3. Letters of Credit. (a) The LC Bank agrees, subject to the terms and conditions hereof, to issue sight letters of credit hereunder from time to time upon the request of any Borrower (such letters of credit issued, the "LETTERS OF CREDIT"); provided that, immediately after each such Letter of Credit is issued, the Letter of Credit Liabilities of such Borrower shall not exceed its Available LC Amount. Each Letter of Credit shall be issued in an amount equal to or greater than $100,000. Upon the date of issuance by the LC Bank of a Letter of Credit, the LC Bank shall be deemed, without further action by any party hereto, to have sold to each Revolver Bank, and each Revolver Bank shall be deemed, without further action by any party hereto, to have purchased from the LC Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities equal to each Revolver Bank's Revolving Percentage. The Borrower shall pay to the LC Bank issuance fees in the amounts and at the times as agreed between the Borrower and the LC Bank.

          (b) Notice of Issuance. The Borrower shall give the LC Bank at least three Domestic Business Days' prior notice (effective upon receipt) specifying the date each Letter of Credit is to be issued, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice the LC Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolver Bank, of the contents thereof and of the amount of such Bank's participation in such proposed Letter of Credit (determined in accordance with Section 2.03(a)). The issuance by the LC Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the LC Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Bank shall have reasonably requested. No Letter of Credit shall have a term extending beyond the fifth Domestic Business Day prior to the Termination Date.

          (c) Reimbursement of Payments. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the LC Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Revolver Bank as to the amount to be paid as a result of such demand or drawing and the payment date. If at any time the LC Bank shall make a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Revolver Bank will pay to the Administrative Agent, for the account of the LC Bank, immediately upon the LC Bank's demand at any time during the period commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Revolver Bank's Revolving Percentage multiplied by the amount of such payment, together with interest on such amount for each day from the date of the LC Bank's demand for such payment (or, if such demand is made after 3:00 P.M. (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Revolver Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. The LC Bank shall reimburse each Revolver Bank for any such payments made for a draw honored under the Letter of Credit as a result of the LC Bank's willful misconduct or gross negligence in honoring a draw which does not conform to the terms of the Letter of Credit together with interest thereon at a rate of interest per annum equal to the Federal Funds Rate for each day from the date on which the Revolver Bank made payment to the LC Bank until the date the LC Bank repays such amount in full.

          (d) Reimbursement Unconditional. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the LC Bank for any amounts paid by the LC Bank upon any drawing under any Letter of Credit on the date of such payment by the LC Bank, without presentment, demand, protest or other formalities of any kind; provided that the Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such Revolver Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. All such amounts paid by the LC Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. The LC Bank will pay to each Revolver Bank ratably in accordance with its Revolver Commitment all amounts (including interest) received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Revolver Bank has made payment to the LC Bank in respect of such Letter of Credit pursuant to Section 2.03(c).

          (e) Indemnification. The Borrower hereby indemnifies and holds harmless each Revolver Bank and Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Revolver Bank or Agent may incur by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Bank may incur by reason of or in connection with the failure of any other Revolver Bank to fulfill or comply with its obligations to the LC Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Revolver Bank); provided that the Borrower shall not be required to indemnify any Revolver Bank or Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such Revolver Bank or Agent in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such Revolver Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

          (f) Limited Liability of the LC Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Revolver Banks, the LC Bank and their respective officers and directors shall not be liable or responsible for, and the obligations of each Revolver Bank to make payments, and of the Borrower to reimburse the LC Bank for payments, pursuant to this Section shall not be excused by, any action or inaction of any Revolver Bank or the LC Bank related to: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the LC Bank against presentation of documents to the LC Bank which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make or notifying or failing to notify the LC Bank that it is required to make any payment under any Letter of Credit. Notwithstanding the foregoing, the Borrower shall have a claim against the LC Bank and the LC Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the LC Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) the LC Bank's willful failure to pay, or to notify any Revolver Bank that it is required to pay, under any Letter of Credit after the presentation to the LC Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit. Subject to the preceding sentence, the LC Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) and the Borrower shall have notified the LC Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Each Revolver Bank shall, ratably in accordance with its Revolver Commitment, indemnify the LC Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the LC Bank's gross negligence or willful misconduct) that the LC Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the LC Bank hereunder.

          (g) Letter of Credit Commission. The Borrower agrees to pay to the Administrative Agent for the account of each Revolver Bank, ratably in proportion to the Revolving Percentage of such Bank, a letter of credit commission with respect to each Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit up to but excluding the last day a drawing is available under such Letter of Credit, at the Letter of Credit

Commission Rate on the undrawn amount of such Letter of Credit on such day. Such commission shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date or, if earlier, the date of effectiveness of the termination of the Revolver Commitments in their entirety.

         SECTION 2.4. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

          (b) Each Bank may, by notice to a Borrower and the Administrative Agent, request that its Loans of a particular Type or Class to such Borrower be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type or Class. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(c), the Administrative Agent shall mail such Note to such Bank. Each Bank shall record the date and amount of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note of any Borrower, shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Notes or any other Financing Documents. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.5. Maturity of Loans; Mandatory Prepayments. (a) Maturity of Loans. Each Loan of each Class shall mature, and the outstanding principal amount thereof shall be due and payable (together with accrued interest thereon), on the Termination Date.

          (b) Scheduled Amortization of Term Loans. In addition, the Borrowers shall repay, and there shall become due and payable, on each date set forth below, an aggregate principal amount of the Term Loans equal to the amount set forth below opposite such date (as such amount may be reduced from time to time pursuant to subsection (d)(ii) and Section 2.11(c)):

         Date              Amount
         ----              ------

         12/31/97          $1,250,000

         3/31/98           $1,250,000
         6/30/98           $1,250,000
         9/30/98           $1,250,000
         12/31/98          $2,000,000
         3/31/99           $2,000,000
         6/30/99           $2,000,000
         9/30/99           $2,000,000
         12/31/99          $2,500,000
         3/31/00           $2,500,000
         6/30/00           $2,500,000
         9/30/00           $2,500,000
         12/31/00          $3,000,000
         3/31/01           $3,000,000
         6/30/01           $6,000,000

          (c) Mandatory Prepayments. In addition, in the event that the Company or any of its Subsidiaries shall receive any Net Cash Proceeds as a result of any Prepayment Event, the Company shall prepay the Term Loans, on the date upon which the Company or such Subsidiary, as the case may be, shall have received such Net Cash Proceeds, in an amount equal to the Prepayment Percentage applicable to such Net Cash Proceeds; provided that (i) if the Prepayment Percentage of the Net Cash Proceeds in respect of any Prepayment Event results in an amount of less than $1,000,000, such prepayment shall be required to be made on the date on which the Company or any of its Subsidiaries shall receive Net Cash Proceeds which, together with all other Net Cash Proceeds from Prepayment Events not previously applied, are equal to at least $1,000,000, (ii) such prepayment shall be made on or before the fifth (5th) Domestic Business Day following the consummation of any Asset Sale constituting a Prepayment Event,
(iii) no prepayment shall be required under this Section 2.05(c) unless and until the aggregate amount of Net Cash Proceeds received by the Company and its Subsidiaries in respect of Prepayment Events which have occurred after the Effective Date exceeds $75,000,000, (iv) no prepayments shall be required under this Section 2.05(c) on any date if and to the extent the aggregate principal amount of Term Loans outstanding on such date does not exceed $25,000,000 and
(v) at the election of the Borrowers, if the amount of any such prepayment to be made exceeds the amount of Term Loans then outstanding having an Interest Period ending on the date of such prepayment, such excess amount shall be deposited in the Collateral Account under the Company Security Agreement, and such excess shall not be required to be prepaid until the last day of the Interest Periods relating to such outstanding Term Loans in an aggregate principal amount equal to or greater than such excess amount, unless an Event of Default has occurred and is continuing or the Required Banks otherwise determine in their sole discretion and so notify the Company. The Borrowers shall give the

Administrative Agent at least one Domestic Business Day's notice of each mandatory prepayment of the Terms Loans pursuant to this subsection (c).

           (d) Application of Prepayments. (i) Each prepayment of Loans made by the Borrowers pursuant to this Section shall be applied to such Group or Groups of Term Loans as the Company may designate in the applicable notice of prepayment (or, failing such designation, as determined by the Administrative Agent), and shall be applied to repay ratably the Loans of the several Banks included in such Group or Groups.

         (ii) The amount of any prepayment of the Term Loans made by the Borrowers pursuant to subsection (c) shall be applied to reduce the amount of subsequent scheduled repayments of the Term Loans pursuant to subsection (b) in inverse order of maturity.

         SECTION 2.6. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate Margin plus the Base Rate, in each case for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof.

         The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next highest 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London Interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the

Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve system in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan on the day before such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause 8.01(a) or 8.01(b) shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         SECTION 2.7. Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolver Bank a commitment fee at the Commitment Fee Rate (determined in accordance with the Pricing Schedule) on the daily amount by which such Revolver Bank's Revolver Commitment exceeds such Revolver Bank's Revolver Exposure to all Borrowers. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Such commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Termination Date or, if earlier, the date of effectiveness of the termination of the Revolver Commitments in their entirety.

         SECTION 2.8. Participation Fees. The Company shall pay to the Administrative Agent on the Effective Date for the account of the Banks a participation fee in an amount equal to .25% of the aggregate amount of the Commitments in effect on such date under this Second Amended Credit Agreement, which participation fee shall be payable to the Banks ratably in proportion to their respective Commitments.

         SECTION 2.9. Optional Termination of the Revolver Commitments. The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Revolver Commitments at any time, if no Revolving Loans and no Letters of Credit are outstanding at such time. If the Revolver Commitments are so terminated, all accrued commitment fees shall be payable on the effective date of such termination. Other than as set forth in the first sentence of this Section, at no time may the Company reduce or terminate any Commitments.

         SECTION 2.10. Mandatory Termination of Commitments. (a) The Term Commitments shall terminate at the close of business (New York City time) on the Effective Date.

         (b) The Revolver Commitments shall terminate on the Termination Date.

         SECTION 2.11. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Borrowing, to Section 2.13, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple thereof by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

          (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          (c) Each prepayment of the Term Loans made by the Company pursuant to this Section shall be applied to reduce pro-rata by amount the amount of the subsequent scheduled repayments of the Term Loans to be made pursuant to Section 2.05(b).

         SECTION 2.12. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of commissions and fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other immediately available funds, to the Administrative Agent at its address referred to in Section 10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If a Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise, except pursuant to Section 8.02) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.06(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02(a), 2.05(c), 2.11(b) or 2.17 the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. Deficiencies in the Borrowing Base. If at any time the aggregate Revolver Exposure of all Revolver Banks with respect to any Borrower shall exceed the sum of such Borrower's Borrowing Base and any amounts deposited in such Borrower's Collateral Account, such Borrower shall within one Domestic Business Day, prepay its Revolving Loans (together with accrued interest thereon) in such aggregate amount as shall be necessary to reduce the amount of such excess to zero.

         SECTION 2.16. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or any fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date in which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         SECTION 2.17. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall initially be of the Type specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the Type of Loans in each Group of Loans, subject in each case to the provisions of Article 8, as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may, subject to subsection (d), elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

                 (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or, subject to subsection (d), to continue such Loans as Euro-Dollar Loans for an additional Interest Period as of any Euro-Dollar Business Day, further subject to Section 2.13 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $1,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:


                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective;

                  (iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Euro-Dollar Loans if a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.



                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.1. Effectiveness. This Second Amended Credit Agreement shall become effective on and as of the date when the Administrative Agent shall have received all of the following:

                  (a) counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) duly executed counterparts of an Amended and Restated Company Security Agreement substantially in the form of Exhibit I (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (c) duly executed Notes of each Borrower for the account of each Bank dated on or before the Effective Date and complying with the provisions of Section 2.04;

                  (d) counterparts of each Subsidiary Security Agreement to which Magellan is a party, duly executed by the parties thereto;

                  (e) evidence satisfactory to it that the security interest created by each Subsidiary Security Agreement constitutes a perfected first priority Lien under the Uniform Commercial Code to the extent such a Lien may be perfected thereunder;

                  (f) a duly executed Perfection Certificate (as defined in the Company Security Agreement), together with evidence satisfactory to the Collateral Agent that the Lien created under the Company Security Agreement constitutes a perfected first priority Lien to the extent a Lien may be perfected thereunder;

                  (g) a duly executed Perfection Certificate (as defined in the Subsidiary Security Agreement to which Magellan is a party), together with evidence satisfactory to the Collateral Agent that the Lien created under such Subsidiary Security Agreement constitutes a perfected first priority Lien to the extent a Lien may be perfected thereunder;

                  (h) the most recent Borrowing Base Certificate of each Borrower required to be delivered by the Company pursuant to Section 5.01(c);

                  (i) an opinion of Hogan & Hartson LLP, special counsel for the Borrowers, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated by the Financing Documents as the Required Banks may reasonably request;

                  (j) an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent and the Collateral Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated by the Financing Documents as the Required Banks may reasonably request;

                  (k) certificates of insurance reasonably satisfactory to it evidencing compliance with Section 5.03;

                  (l) evidence satisfactory to it that (x) the commitments under the Bridge Agreement shall have been terminated and (y) all loans outstanding thereunder, together with interest accrued thereon to but excluding the Effective Date, all accrued fees and all other amounts due and payable thereunder (including without limitation expenses payable pursuant to Section 9.03 thereof) shall have been paid in full;

                  (m) evidence satisfactory to it that (x) the commitments under the Magellan Agreement shall have been terminated and (y) all loans outstanding thereunder, together with interest accrued thereon to but excluding the Effective Date, all accrued fees and all other amounts due and payable thereunder (including without limitation expenses payable thereunder) shall have been paid in full; and

                  (n) all documents it may reasonably request relating to the existence of the Borrowers, the corporate authority for and the validity of the Financing Documents, and any other matters reasonably relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless the foregoing conditions are satisfied not later than August 15, 1997. On the Effective Date the Original Credit Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Second Amended Credit Agreement; provided that rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Credit Agreement. On the Effective Date the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages of this Second Amended Credit Agreement. The Notes delivered to each Bank under the Original Credit Agreement shall become void on the Effective Date and, upon receiving its new Notes delivered pursuant to subsection (c), each Bank will cancel its original Notes and return them to the Company. No failure of a Bank so to cancel and return its original Note shall affect the validity of its new Notes. The Administrative Agent shall promptly notify the Company and the Banks of the effectiveness of this Second Amended Credit Agreement, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.2. Transitional Provisions. (a) Each Loan outstanding under the Original Credit Agreement on the Effective Date shall mature on the Termination Date.

          (b) The interest rates determined in accordance with Section 2.06 of this Second Amended Credit Agreement shall be effective on the Effective Date; provided that, the interest rate applicable to each Euro-Dollar Loan outstanding on the Effective Date for each day during the then current Interest Period applicable thereto shall be the rate per annum equal to the sum of the Euro-Dollar Margin (as defined in this Second Amended Credit Agreement) for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan for such Interest Period (as determined pursuant to Section 2.06 of the Original Credit Agreement).

          (c) On the Effective Date, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto in the case of any Group of Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in this Article 3, the Borrower shall reborrow Revolver Loans from the Banks in proportion to their respective Commitments after giving effect hereto, until such time as all outstanding Loans are held by the Banks in such proportion.

         SECTION 3.3. All Credit Events. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of the LC Bank to issue a Letter of Credit on the occasion of a request therefor by any Borrower are each subject to the satisfaction of the following conditions:

                  (a) receipt (or deemed receipt) by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or receipt by the LC Bank of a request for issuance of a Letter of Credit as required by
         Section 2.03, as the case may be;

                  (b) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing;

                  (c) the fact that the representations and warranties of the Borrowers contained in Article 4 of this Agreement (except, in the case of any Borrowing subsequent to the Effective Date, the representations and warranties contained in Sections 4.06(a) and 4.06(b)) and Section 2 of the respective Security Agreements shall be true on and as of the date of such Credit Event;

                  (d) solely if such Credit Event is the making of a Revolving Loan to or the issuance of a Letter of Credit for the account of any Borrower, the fact that, immediately after such Credit Event (i), the aggregate Revolver Exposure of all Banks in respect of such Borrower will not exceed its Borrowing Base and (ii) the aggregate Revolver Exposures of all Revolver Banks in respect of all Borrowers will not exceed the aggregate amount of the Revolver Commitments; and

                  (e) solely if such Credit Event is the making of a Revolving Loan to or the issuance of a Letter of Credit for the account of any Borrower, receipt by the Administrative Agent of the most recent Borrowing Base Certificate of such Borrower as required to be delivered by the Company pursuant to Section 5.01(c) (without giving effect, for purposes of this clause, to the proviso contained in such Section) or
         Section 5.01(d), as the case may be.

Each Credit Event hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses 3.04(b), 3.04(c) and, if applicable, 3.04(d).

             SECTION 3.4. First Borrowing by Each Borrower Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Borrower Subsidiary (other than Magellan) is subject to the satisfaction of the following further conditions:

          (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Borrower Subsidiary, dated on or before the date of such Borrowing complying with the provisions of Section 2.04.

          (b) receipt by the Agent of an opinion of counsel for such Borrower Subsidiary acceptable to the Agent, substantially in the form of Exhibit L hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) receipt by the Agent of counterparts of a Subsidiary Security Agreement executed by such Borrower Subsidiary and each Lockbox Letter referred to in such Subsidiary Security Agreement duly executed by the parties thereto;

          (d) receipt by the Agent of a duly executed Perfection Certificate (as defined in the Subsidiary Security Agreement to which such Borrower Subsidiary is a party) and evidence satisfactory to the Collateral Agent that the security interest created by such Subsidiary Security Agreement constitutes a perfected first priority Lien to the extent a Lien may be created thereunder; and

          (e) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Borrower Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement, the Subsidiary Security Agreement and the Notes of such Borrower Subsidiary, and any of the matters relevant thereto, all in form and substance satisfactory to the Agent.



                                    ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

         Each Borrower represents and warrants that:

         SECTION 4.1. Corporate Existence and Power. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.2. Corporate and Governmental Authorization No Contravention. The execution, delivery and performance by each Borrower of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of (except as contemplated herein) or filing with (except as contemplated herein or by the Security Agreements), any governmental body, agency or official and do not contravene, or constitute a default under, any provision of (i) any applicable law, rule or regulation, (ii) the certificate of incorporation or by-laws of any Borrower, (iii) any Material Debt instrument binding upon any Borrower or (iv) any judgment, injunction, order, decree or other material agreement or instrument binding upon any Borrower or, except as contemplated by the Security Agreements, result in the creation or imposition of any Lien on any asset of any Borrower or any of their respective Subsidiaries.

         SECTION 4.3. Binding Effect. (i) This Agreement constitutes, (ii) the Subsidiary Security Agreements and the Notes, when executed and delivered in accordance with this Agreement will constitute and (iii) the Company Security Agreement constitutes and, when amended and restated in accordance with this Amended Credit Agreement will continue to constitute, a valid and binding agreement or obligation of each Borrower signatory hereto or thereto, as the case may be, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 4.4. Lien Enforceable. (i) Each Subsidiary Security Agreement, when executed and delivered in accordance with this Agreement, will create and
(ii) the Company Security Agreement creates, in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a valid and binding first priority Lien on the Collateral referred to therein.

         SECTION 4.5. Assignments Valid. The assignments and notices of assignment substantially in the form of Exhibits G-2 and G-3, respectively, when completed by the Borrower and duly acknowledged by each governmental authority or agency described therein, will constitute valid assignments of the monies due or to become due under the Eligible Government Contracts described therein under the Assignment of Claims Act.

         SECTION 4.6. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of March 31, 1997 and the related unaudited consolidated statements of operations and cash flows for the three months then ended, copies of which have been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

          (c) Since March 31, 1997 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, and no event has taken place which is reasonably likely to have a such material adverse effect in the future.

         SECTION 4.7. Litigation. Except as to any matter that has been disclosed prior to the date hereof in writing by the Company to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of any Borrower threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of any of the Financing Documents.

         SECTION 4.8. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.9. Environmental Matters. Except as to any matter that has been disclosed prior to the date hereof in writing by the Company to the Banks,
(i) the Company and each of its Consolidated Subsidiaries have obtained all permits, licenses and other authorizations that are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole and (ii) the Company and its Consolidated Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other provisions of any applicable Environmental Law or any order, judgment, injunction, notice or demand letter issued or entered thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

         SECTION 4.10. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries other than taxes or assessments the validity of which the Company or the relevant Subsidiary is contesting in good faith by appropriate proceedings and is maintaining adequate reserves with respect thereto in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         SECTION 4.11. Subsidiaries. (a) Each of the Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         (b) Each Borrower Subsidiary is a Wholly-Owned Subsidiary of the Company, unless such Borrower Subsidiary has been merged with and into the Company as permitted by the proviso in Section 5.15.

         SECTION 4.12. Full Disclosure. No information heretofore or hereafter furnished by any Borrower to the Agents or any Bank for purposes of or in connection with this Agreement, the other Financing Documents or any transaction contemplated hereby or thereby contains or, taken together with all such information so furnished, will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                    ARTICLE 5

                                    COVENANTS

         Each Borrower agrees for itself and each of its Subsidiaries that so long as any Bank has any Commitment hereunder or any amount payable under any Financing Document remains unpaid:

         SECTION 5.1. Information. The Company will deliver to each of the
Banks:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, together with consolidating balance sheets, statements of operations and operating cash flows for such fiscal year for each of the Company's Consolidated Subsidiaries in the form currently prepared by the Company, setting forth in each case in comparative form the figures for the previous fiscal year, all such consolidated statements reported on in a manner acceptable to the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

                   (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, together with consolidating balance sheets, statements of operations and operating cash flows for such quarter and the portion of the Company's fiscal year ended at the end of such quarter for each of the Company's Consolidated Subsidiaries in the form currently prepared by the Company, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects and generally accepted accounting principles by the chief financial officer or the chief accounting officer of the Company;

                  (c) not later than twenty (20) days after the end of each calendar month, a Borrowing Base Certificate setting forth the calculation of each Borrower's Borrowing Base as of the tenth (10th) day after the end of such month; provided that, the Company need not deliver such Certificate pursuant to this Section with respect to any Borrower (other than the Company) if the aggregate Revolver Exposure of all Revolver Banks with respect to such Borrower at all times during the one month-period ending as of such day is zero;

                  (d) as soon as possible and in any event within three (3) Domestic Business Days after the Administrative Agent shall have requested, at the request of any Bank in its sole discretion, with respect to any Borrower, a Borrowing Base Certificate setting forth the calculation of such Borrower's Borrowing Base as of the date of the most recent Borrowing Base Certificate of such Borrower (delivered pursuant to Section 3.03(e) or Section 5.01(c)) adjusted to reflect the deduction of the aggregate amount of Eligible Receivables included in such calculation that have since such calculation ceased to be Eligible Receivables (other than as a result of payment thereon to the Collateral Account);

                  (e) within 20 days after the end of each calendar month, reasonably detailed information on Eligible Receivables, the scope and format of which shall be to the reasonable satisfaction of the Collateral Agent and which shall include (but not necessarily be limited to) (i) a monthly aged listing by account debtor of accounts receivable and accounts payable, (ii) detailed monthly information reconciling account receivable balances at the beginning and end of each month, (iii) statements outlining collections, write-offs and delinquencies and a monthly calculation of the Consolidated Loss Ratio, the Consolidated Delinquency Ratio and the Consolidated DSO Ratio, (iv) a listing of each Eligible Government Contract or Eligible Commercial Contract with a value in excess of $5,000,000 (as of the date immediately preceding termination or cancellation) which has been terminated or canceled during such calendar month, and (v) such other information that the Collateral Agent may reasonably request;

                  (f) simultaneously with the delivery of each set of financial statements referred to in clauses 5.01(a) and 5.01(b) above, a certificate of the chief financial officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company and, if applicable, each other Borrower, is in compliance with the requirements of Sections 5.07 through 5.13, inclusive, and Section 5.17, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

                  (g) simultaneously with the delivery of each set of financial statements referred to in clause 5.01(a) above, a statement of the firm of independent public accountants that reported on such statements whether anything has come to their attention to cause them to believe the Company or if applicable, any of the other Borrowers, was not in compliance with the requirements of Sections 5.07 through 5.13, inclusive, and Section
         5.17 on the date of such financial statements;

                  (h) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

                  (j) within five (5) days after any executive officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the treasurer of the Company setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto (for purposes of this Section, "executive officer" shall mean any of the President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, Controller and General Counsel of the Company and the President of any Borrower);

                  (k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement that has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposed to take; and

                  (l) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries, or the calculation of any Borrowing Base, as the Collateral Agent or the Administrative Agent, at the request of any Bank, may reasonably request.

         SECTION 5.2. Payment of Obligations. Each Borrower will pay and discharge, and will cause each of its respective Subsidiaries to pay and discharge, at or before maturity or in accordance with customary trade practices, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of their respective Subsidiaries to maintain, in accordance with and to the extent required by generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.3. Maintenance of Property; Insurance. (a) Each Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) Each Borrower will maintain, and will cause each of its Subsidiaries to maintain:

                  (i) at all times, physical damage insurance on all real and personal property owned by it on an all risks basis covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense;

                 (ii) at all times, public liability insurance (including products/completed operations liability coverage) in an amount not less than $10,000,000, and

          (c) from time to time, such other insurance coverage in such amounts and with respect to such risks as it shall have determined in its reasonable discretion to be necessary or advisable in the conduct of its business.

                All such insurance will be provided by financially sound and reputable insurers. The Company will deliver to the Banks (i) upon request of any Bank through the Administrative Agent from time to time full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement (other than any notice of increase in the amount of any such coverage from the amount in effect on the date of this Agreement) and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower or any of its Subsidiaries with respect to any insurance such Borrower must maintain, and must cause its Subsidiaries to maintain, pursuant to this subsection.

          (d) Prior to the Effective Date, each Borrower has caused the Collateral Agent to be named as an additional insured party and the loss payee (to the extent that the insurance policy is of a type that provides for a loss payee) on each insurance policy (the "DESIGNATED INSURANCE POLICIES") such Borrower is required to maintain pursuant to this Section and which is in existence on the Effective Date, other than any such policy, or portion thereof, solely with respect to equipment. Each Borrower will deliver to the Collateral Agent, upon request, the insurance policies for each Designated Insurance Policy. Each Designated Insurance Policy includes and shall include effective waivers by the insurer of all claims for insurance premiums against the Collateral Agent or any other Secured Party, provides and will provide that (i) all insurance proceeds (other than any insurance proceeds with respect to any mission success insurance policy (a "Mission Success Policy")) in excess of $1,000,000 per claim for which the Collateral Agent is loss payee shall be adjusted with and payable to the Collateral Agent, (ii) all insurance proceeds with respect to any Mission Success Policy in excess of $1,000,000 per claim for which the Collateral Agent is loss payee shall be payable to the Collateral Agent and the Collateral Agent shall have the right to attend all meetings relating to the adjustment of any such claim and shall be provided with all information relating to such claim provided by the Borrower to the insurance company with which such claim is being adjusted and any additional information the Collateral Agent may reasonably request relating to such claim, (iii) the insurer shall notify the Collateral Agent of any failure by the Borrower to pay any premiums or other amounts due on any insurance policy and (iv) no cancellation or termination of such Designated Insurance Policy shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof; provided that, solely with respect to any Mission Success Policy, such Policy may provide that no cancellation or termination of such Policy shall be effective until at least fifteen (15) days after receipt by the Collateral Agent of written notice thereof. All insurance proceeds payable to the Collateral Agent pursuant to this Section shall be deposited in the Insurance Account. Each Borrower agrees that it will (x) give prior notice to the Collateral Agent of any meeting referred to in clause (ii) of this subsection, promptly upon request, provide the Collateral Agent with all information referred to in clause (ii) of this subsection and (z) not agree to any adjustment with respect to any claim described in clause (ii) of this subsection without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

          (e) Each Borrower will cause the Collateral Agent to be named as an additional insured party and the loss payee (to the extent that the insurance policy is of a type that provides for a loss payee) on each Designated Insurance Policy such Borrower acquires after the Effective Date pursuant to this Section; provided that, nothing in this subsection shall be construed to require the Company to cause the Collateral Agent to be named as an additional insured party and the loss payee on any portion of any mission success insurance being obtained by the Company or any of its Subsidiaries on behalf of a customer as to which such customer is named loss payee. Each such insurance policy shall include each of the waivers and provisions described in Section 5.03(d).

         SECTION 5.4. Conduct of Business and Maintenance of Existence. Each Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by it, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing contained in this Section shall prohibit any transaction expressly permitted under Section 5.15.

         SECTION 5.5. Compliance with Laws. Each Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.6. Inspection of Property, Books and Records. Each Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each of its respective Subsidiaries to permit, representatives of any Agent or any Bank, at such Agent's or Bank's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours, upon reasonable notice and as often as may reasonably be desired by such Agent or such Bank.

         SECTION 5.7. Investments. Neither the Company nor any Subsidiary will make or acquire any Investment in any Person other than:

                  (a) Investments in any Borrower;

                  (b) Investments (other than (i) Investments described in clause (a) above and (ii) the ORBCOMM Global Guaranty)) in an aggregate principal amount not exceeding $5,000,000 in direct or indirect Subsidiaries of the Company immediately after such Investment is made or acquired;

                  (c) Temporary Cash Investments;

                  (d) Investments made by the Company, any of its Wholly-Owned Subsidiaries or OCC in an aggregate principal amount not exceeding $75,250,000, in any entity or entities through which the Company, any of its Wholly-Owned Subsidiaries or OCC will develop, construct, operate and/or market the ORBCOMM low-earth orbit satellite communications system;

                  (e) Investments (other than Investments described in clause
         (b) above) made or acquired or committed to be made or acquired by MDA prior to the date MDA was acquired by the Company and listed on
         Schedule III;

                  (f) the ORBCOMM Global Guaranty;

                  (g) Investments in Orbital Imaging (i) made on or prior to June 15, 1997; provided that (A) the aggregate amount of such Investments ("Rollover Investments") does not exceed the aggregate amount of Investments made by the Company in the Orbital Imaging Project on or prior to December 1, 1996 and (B) neither the Company nor any of its Subsidiaries shall contribute any cash or assets in connection with, or as consideration for, the making of any such Rollover Investment and (ii) in an aggregate principal amount not exceeding $80,000,000 (in addition to Investments described in clause
         (i));

                  (h) Investments in an aggregate amount not exceeding $38,000,000 consisting of capital stock of Engineering Technologies, Inc. and CTA Commercial Systems, Inc. purchased by the Company pursuant to an Asset Acquisition Agreement dated as of July 11, 1997 between CTA INCORPORATED and the Company;

                  (i) Investments by the Company or any of its Subsidiaries constituting "vendor financing" under contracts entered into in the ordinary course of business; and

                  (j) any Investment (other than any Investment in direct or indirect Subsidiaries of the Company immediately after such Investment is made or acquired) not otherwise permitted by the foregoing clauses of this Section 5.07 if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (j) does not exceed 12% of Consolidated Tangible Net Worth.

         SECTION 5.8. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth at the last day of any fiscal quarter will not be less than
(i) $210,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal quarter of the Company ended after March 31, 1997 and on or prior to such date and for which such Consolidated Net Income is positive (but with no deduction on account of any fiscal quarter for which Consolidated Net Income is negative) plus (iii) 100% of the aggregate amount by which Consolidated Tangible Net Worth shall have been increased by reason of the issuance and sale after the Effective Date and on or prior to such date of any capital stock or the conversion or exchange of any Debt of the Company into or with capital stock of the Company consummated after the Effective Date and on or prior to such date.

         SECTION 5.9. Leverage. The Consolidated Leverage Ratio will at no time exceed 1.25 to 1.0.

         SECTION 5.10. Consolidated Fixed Charge Ratio. At the last day of any fiscal quarter, the ratio of Earnings Available for Fixed Charges to Consolidated Fixed Charges, in each case for the four consecutive fiscal quarters then ended, will not be less than (i) for any fiscal quarter ending on or before September 30, 1999, 1.10 to 1 and (ii) for any fiscal quarter ending on or after December 31, 1999, 1.25 to 1.

         SECTION 5.11. Consolidated Loss Ratio. The Consolidated Loss Ratio will not at any time, for the calendar month then most recently ended, exceed .5%.

         SECTION 5.12. Consolidated Delinquency Ratio. The Consolidated Delinquency Ratio will not at any time, for the two consecutive calendar months then most recently ended, exceed 35%.

         SECTION 5.13. Consolidated DSO Ratio. The Consolidated DSO Ratio will not at any time, for the three consecutive calendar months then most recently ended, exceed 80 days.

         SECTION 5.14. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except the following (each a "Permitted Lien"):

                  (a) Liens existing or provided for pursuant to a contract existing as of the Effective Date and listed on Schedule II;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 120 days after the acquisition thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

                  (g) Liens arising in the ordinary course of its business which do not secure Debt or Derivatives Obligations and do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (h) Liens created pursuant to any of the Security Agreements;

                  (i) Liens on assets other than the Collateral securing Debt (other than the Loans and the Letter of Credit Liabilities), in an aggregate amount not exceeding $75,000,000;

                  (j) Liens imposed by any governmental authority for taxes, assessments, governmental charges, duties or levies not yet due or which are being contested in good faith and by appropriate proceedings; provided adequate reserves with respect thereto are maintained on the books of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles;

                  (k) carriers', warehousemen's, mechanics', transporters, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; provided any such Lien is either (A) discharged within five (5) days of the date when payment of the obligation secured by such

         Lien is due or (B) is being contested in good faith and by appropriate proceedings;

                  (l) Liens securing judgments for an amount not exceeding $5,000,000 and for a period not resulting in an Event of Default under
         Section 6.01(k);

                  (m) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (n) deposits to secure the performance of bids, trade contracts (other than for Debt), leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business;

                  (o) Liens on any such asset imposed under the Federal Acquisition Regulations to secure advance payments made by the Government under contracts;

                  (p) Liens existing or provided for pursuant to a contract to which any Borrower becomes a party as a result of a novation of a contract described in clause 5.14(a); and

                  (q) Liens on cash and cash equivalents securing Derivatives Obligations; provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $3,000,000.

         SECTION 5.15. Consolidations, Mergers and Sales of Assets. The Company will not (a) consolidate or merge with or into any other Person or (b) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that nothing contained herein shall prohibit the Company from merging any of its Subsidiaries with and into the Company.

         SECTION 5.16. Use of Proceeds. The proceeds of the Loans made and the Letters of Credit issued under this Agreement will be used by the Borrowers for general corporate purposes, including working capital purposes and the funding of acquisitions and, to the extent such funds are not required by the Borrowers for working capital purposes or the funding of any such acquisitions, for advances to the Company, its Subsidiaries and any entity that is a Subsidiary on the date hereof.

         SECTION 5.17. Subsidiary Debt. Total Debt of all of the Company's Subsidiaries (excluding (i) Loans and Letter of Credit Liabilities hereunder and, (ii) Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary of the

Company) will at no time exceed 50% of Consolidated Tangible Net Worth. For purposes of this Section, any preferred stock of a Subsidiary held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company shall be included, at the higher of its voluntary or involuntary liquidation value, in the "Debt" of such Subsidiary; provided that in no event shall the Exchangeable Non-Voting Shares or the Class B Preferred Shares of MacDonald, Dettwiler Holdings Inc. be included in the "Debt" of MacDonald, Dettwiler Holdings Inc.

         SECTION 5.18. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment.



                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) any principal of any Loan or any Reimbursement Obligation shall not be paid when due;

                  (b) any interest on any Loan, any fees or commissions or any other amount payable under any Financing Document, shall not be paid within one (1) Domestic Business Day after the due date thereof;

                  (c) any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 2.15, 5.01(c), 5.01(d), 5.01(j) and
         5.07 to 5.18 inclusive;

                  (d) any Borrower shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clauses 6.01(a), 6.01(b)or 6.01(c) above) for thirty (30) days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

                  (e) any representation, warranty, certification or statement made by any Borrower in any Financing Document, or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

                  (f) any Borrower or any of its Subsidiaries shall fail to make any payment in respect of any Material Debt beyond any notice, grace or cure period applicable with respect thereto;

                  (g) any event or condition (other than an event or condition described in Section 6.01(f)) shall occur which results in the acceleration of the maturity of any Material Debt or the accelerated termination of binding commitments to lend monies or extend credit in any other form to the Borrower or any Subsidiary in an aggregate amount in excess of $5,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or the maker of any such commitment, as the case may be, or any Person acting on such holder's or maker's behalf, to accelerate the maturity of such Debt or terminate any such commitment prior to the scheduled termination thereof;

                  (h) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of

         ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

               (k) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered by a court of competent jurisdiction against the Company and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

               (l) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company; or, except as permitted by the proviso in Section 5.15, any Borrower Subsidiary shall cease to be a Wholly-Owned Subsidiary of the Company; or

               (m) the Lien created by any Security Agreement shall at any time and for any reason not constitute a valid and perfected Lien on the Collateral referred to therein subject to no prior or equal Lien other than a Permitted Lien;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate,
(ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes of any or all of the Borrowers (together with accrued interest thereon) to be, and such Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) if requested by Banks having more than 50% in aggregate amount of the LC Exposures, by notice to the Company declare an amount (the "AGGREGATE LC AMOUNT") equal to the sum of the maximum amount which may at any time be drawn under all Letters of Credit at the time outstanding issued upon request of each Borrower (the "BORROWER LC AMOUNT") (whether or not a beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under any such Letter of Credit) to be, and the Aggregate LC Amount shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause 6.01(h) or 6.01(i) above with respect to any Borrower, without any notice to any Borrower or any other act by any Agent or Bank, the Commitments shall thereupon terminate, and the Notes of all Borrowers (together with accrued interest thereon) and the Aggregate LC Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

         Each Borrower LC Amount, when received by the Administrative Agent, shall be deposited in the Borrower's Collateral Account, as cash collateral for the Reimbursement Obligations of the Borrower in the event of any drawing under any Letter of Credit issued upon request of such Borrower. Upon any drawing under any such Letter of Credit, the Collateral Agent shall apply such amounts held in the Collateral Account to such Reimbursement Obligations.

         SECTION 6.2. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7

                                   THE AGENTS

         SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to such Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.2. Agents and Affiliates. Each of the Agents in its individual capacity shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent and each of the Agents in its individual capacity and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not an Agent.

         SECTION 7.3. Action by Agents. The obligations of each Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except, in the case of the Administrative Agent, as expressly provided in Article 6 and in the case of the Collateral Agent, as expressly provided for in the Security Agreements.

         SECTION 7.4. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.5. Liability of Agents. None of the Agents, their respective Affiliates nor any of their respective directors, officers, agents, or employees shall be liable to any Bank or any other Agent for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Banks (or such greater number as may be required by Section 10.05) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing or the issuance of any letter of credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower,
(iii) the satisfaction of any condition specified in Article 3 hereof, except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith or (v) the existence or sufficiency of the Collateral. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, their respective Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitee thereunder.

         SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.8. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair . If prior to the first day of any Interest Period for any Euro-Dollar Loan:

               (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

               (b) Banks holding 50% or more of the aggregate amount of the affected Euro-Dollar Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the

         Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding such Euro-Dollar Loans for such Interest Period,

the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

         SECTION 8.3. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its

Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Bank (or its Euro-Dollar Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, its letters of credit or its obligation to issue or participate in any letters of credit, or shall change the basis of taxation of payments to any Bank (or its Euro-Dollar Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans or its letters of credit or its obligation to issue or participate in any letters of credit, (except for changes in the rate of tax on the overall net income of such Bank or its Euro-Dollar Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Euro-Dollar Lending Office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Euro-Dollar Lending Office) or shall impose on any Bank (or its Euro-Dollar Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans or issuing or participating in any Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Euro-Dollar Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank which demand shall set forth in reasonable detail the basis for such request (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (other than as contemplated by Section 8.03(a)), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank which demand shall set forth in reasonable detail the basis for such request (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.4. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under
Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.



                                    ARTICLE 9

                                    GUARANTY

         SECTION 9.1. The Guaranty. Each Guarantor hereby jointly, severally and unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Borrower under any Financing Document to which such Borrower is a party. Upon failure by any Borrower to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement and the Banks need not proceed to first preserve, utilize or exhaust any right or remedy against any Borrower or any other Guarantor or any security for any obligation of any Borrower under any Financing Document held by the Banks.

         SECTION 9.2. Guaranty Unconditional. Subject to Section 9.05, the joint and several obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, each Guarantor shall not be released, discharged or otherwise affected by:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Borrower under any Financing Document, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to any Financing Document;

               (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other Borrower under any Financing Document;

               (iv) any change in the corporate existence, structure or ownership of any other Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Borrower or its assets or any resulting release or discharge of any obligation of any other Borrower contained in any Financing Document;

               (v) the existence of any claim, defense, set-off or other rights which such Guarantor may have at any time against any other Borrower, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

               (vi) any other act or omission to act or delay of any kind by any other Borrower, any Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Guarantor's obligations hereunder.

         SECTION 9.3. Discharge Only upon Payment in Full; Reinstatement. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated, all Letters of Credit shall have expired, the principal of and interest on the Notes, the Reimbursement Obligations, and all other amounts payable by any Borrower under this Agreement or any other Financing Document shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Borrower under this Agreement or any other Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 9.4. Waiver by the Guarantor. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Borrower or any other Person.

         SECTION 9.5. Limit of Liability. The obligations of each Borrower Subsidiary as a Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         SECTION 9.6. Subrogation. Upon making any payment with respect to any Borrower hereunder, the Guarantor making such payment shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that such Guarantor shall not enforce or accept any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by all Borrowers under the Financing Documents have been paid in full.

         SECTION 9.7. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Borrower under any Financing Document to which such Borrower is a party is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) Domestic Business Day after being delivered to such courier, (iii) if given by certified mail (return receipt requested), three (3) Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when received at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 and notices to the LC Bank under Section 2.03(b) shall not be effective until received.

         SECTION 10.2. No Waiver. No failure or delay by any Agent or any Bank in exercising any right, power or privilege under any of the Financing Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.3. Expenses; Documentary Taxes; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Agents and any local counsel for the Agents, in connection with (x) the preparation of the Financing Documents, (y) any waiver or consent under the Financing Documents or (z) any amendment of the Financing Documents or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by any Agent or Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Financing Documents.

         (b) The Company agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by any Agent in connection with its actions as Agent) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of the Financing Documents, the Collateral or any transaction relating thereto; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 10.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Note of any Borrower held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Note of such Borrower held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes of such Borrower held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of such Borrower held by the Banks shall be shared by the Banks pro rata; provided that if the Bank purchasing such participations (the "Sharing Bank") should subsequently be required to refund such payment to such Borrower, then each Bank from whom a participation was purchased shall pay to the Sharing Bank its pro rata share of the participations purchased together with its pro rata share of interest on such amount if and to the extent the Sharing Bank is required to pay interest on any refunded amount; provided further that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note in respect of which it is an obligor acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 10.5. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the LC Bank or either Agent are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) amend the definition of Borrowing Base, (v) amend Section
2.15 hereof, (vi) amend any provision of Article 9 hereof, or (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or the Notes.

         SECTION 10.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v) or (vi) of
Section 10.05 without the consent of the Participant. An assignment or other transfer which is not permitted by subsection 10.06(c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection.

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations with respect to its Term Commitment (if any), its Term Loans (if any) and its Revolver Commitment (and corresponding Revolving Loans and Letter of Credit Liabilities), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company, the LC Bank and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) if an Assignee is another Bank or an Affiliate of such transferor Bank, no such consent shall be required, (ii) any such assignment shall be in respect of pro-rata portions of the transferor Bank's Term Commitment or Term

Loans, as applicable at the relevant time, and Revolver Commitment and (iii) immediately after giving effect to any such assignment, (x) the sum of (A) the transferor Bank's Term Commitment or aggregate outstanding principal amount of Term Loans, as applicable at the relevant time and (B) the transferor Bank's Revolver Commitment is equal to either $0 or at least $3,000,000 and (y) the sum of (A) the Assignee's Term Commitment or aggregate outstanding principal amount of Term Loans, as applicable at the relevant time and (B) the Assignee's Revolver Commitment is at least equal to $3,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection, the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

         (d) Any Bank may at any time assign all or any portion of its rights under the Financing Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         SECTION 10.7. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 10.8. Proprietary Information. The Administrative Agent and each Bank shall keep confidential any information provided by or on behalf of any Borrower or any of their respective Subsidiaries and marked as confidential or proprietary; provided, that nothing herein shall prevent the Administrative Agent or any Bank from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants in accordance with customary banking practices, (ii) upon the order of a court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) that has become publicly available without breach of any agreement between the parties hereto, (v) as necessary for the exercise of any remedy under any Financing Document or (vi) subject to provisions similar to those contained in this Section, to any prospective Participant or Assignee.

         SECTION 10.9. Governing Law; Submission to Jurisdiction. Except as otherwise provided for in the Security Agreements, each of the Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, any other Financing Document or the transactions contemplated hereby or thereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 10.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 10.11. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.12. Termination of Bridge Agreement. The Company and each of the Banks that is also a "Bank" party to the Bridge Agreement agrees that the "Commitments" as defined in the Bridge Agreement shall be terminated in their entirety on the Effective Date. Each of such Banks waives (a) any requirement of notice of such termination pursuant to Section 2.07 of the Bridge Agreement and
(b) any claim to any commitment fees or other fees under the Bridge Agreement for any day on or after the Effective Date. The Company (i) represents and warrants that (x) after giving effect to the preceding sentences of this Section, the commitments under the Bridge Agreement will be terminated effective not later than the Effective Date, (y) as of the Effective Date, no loans will be outstanding under the Bridge Agreement and (ii) covenants that all accrued and unpaid commitment fees and any other amounts due and payable under the Bridge Agreement (including without limitation expenses payable pursuant to Section 9.03 thereof) shall have been paid on or prior to the Effective Date.

         SECTION 10.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       ORBITAL SCIENCES CORPORATION


                                       By /s/ Jeffrey V. Pirone
                                          --------------------------------------
                                          Title: Chief Financial Officer
                                          21700 Atlantic Boulevard
                                          Dulles, Virginia 20166
                                          Facsimile number: (703) 406-3502
                                          Attention:


                                       MAGELLAN CORPORATION


                                       By /s/ Kenneth H. Sunshine
                                          --------------------------------------
                                          Title: Vice President & Assistant
                                                 Treasurer
                                          960 Overland Court
                                          San Dimas, CA 91773
                                          Facsimile number:
                                          Attention:


TERM COMMITMENTS

                                       Term Banks


                                       AGENT:

$7,000,000                             MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK

                                       By /s/ James E. London
                                          --------------------------------------
                                          Title: Vice President


                                       CO-AGENTS:


$6,125,000                             THE BANK OF NOVA SCOTIA

                                       By /s/ John Hopmans
                                          --------------------------------------
                                          Title: Senior Relationship Manager


$6,125,000                             NATIONSBANK, N.A.

                                       By /s/ James W. Gaittens
                                          --------------------------------------
                                          Title: Vice President


                                       PARTICIPANTS:

$5,250,000                             BANK OF TOKYO-MITSUBISHI TRUST
                                         COMPANY

                                       By /s/ Catherine Moeser
                                          --------------------------------------
                                          Title: Assistant Vice President


$5,250,000                             SIGNET BANK


                                       By /s/ Sushil K. Clarence
                                          --------------------------------------
                                          Title: Vice President

$5,250,000                             THE SUMITOMO BANK, LIMITED


                                       By /s/ Barry P. Maddams
                                          --------------------------------------
                                          Title: Co-General Manager


                                       By /s/ James L. Hogan
                                          --------------------------------------
                                          Title: Vice President & Manager



Total Term Commitments

$35,000,000

REVOLVER COMMITMENTS



                                       Revolver Banks

                                       AGENT:

$13,000,000                            MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK

                                       By /s/ James E. London
                                          --------------------------------------
                                          Title: Vice President

                                       CO-AGENTS:

$11,375,000                            THE BANK OF NOVA SCOTIA


                                       By /s/ John Hopmans
                                          --------------------------------------
                                          Title: Senior Relationship Manager


$11,375,000                            NATIONSBANK, N.A.


                                       By /s/ James W. Gaittens
                                          --------------------------------------
                                          Title: Vice President

                                       PARTICIPANTS:

$9,750,000                             BANK OF TOKYO-MITSUBISHI TRUST
                                         COMPANY

                                       By /s/ Catherine Moeser
                                          --------------------------------------
                                          Title: Assistant Vice President

$9,750,000                             SIGNET BANK


                                       By /s/ Sushil K. Clarence
                                          --------------------------------------
                                          Title: Vice President


$9,750,000                             THE SUMITOMO BANK, LIMITED

                                       By /s/ Barry P. Maddams
                                          --------------------------------------
                                          Title: Co-General Manager


                                       By /s/ James L. Hogan
                                          --------------------------------------
                                          Title: Vice President & Manager





Total Revolver Commitments



$65,000,000

                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Administrative Agent
                                         and as Collateral Agent


                                       By /s/ James E. Condon
                                          --------------------------------------
                                          Title: Vice President
                                          60 Wall Street
                                          New York, New York 10260
                                          Facsimile number: 212-648-5018
                                          Attention:

                                PRICING SCHEDULE


         Each of "Commitment Fee Rate", "Euro-Dollar Margin", "Base Margin" and "Letter of Credit Commission Rate" means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the Pricing Level that applies for such day:


--------------------------------------------------------------------
Pricing Level                Level      Level      Level     Level
                               I          II        III       IV
--------------------------------------------------------------------

Commitment Fee              .3125%       .375%       .50%      .50%
Rate
--------------------------------------------------------------------

Euro-Dollar                  1.00%       1.50%      2.00%     2.50%
Margin
--------------------------------------------------------------------

Base Margin                     0%        .50%      1.00%     1.50%

Letter of Credit             1.00%       1.50%      2.00%     2.50%
Commission Rate
--------------------------------------------------------------------

         For purposes of this Schedule, the following terms have the following meanings:

         "Level I Pricing" applies for any day if, on such day, the Company's senior unsecured long-term debt is rated BB or higher by S&P and Ba2 or higher by Moody's.

         "Level II Pricing" applies for any day if, on such day, (i) the Company's senior unsecured long-term debt is rated BB- or higher by S&P and Ba3 or higher by Moody's and (ii) Level I Pricing does not apply.

         "Level III Pricing" applies for any day if, on such day, (i) the Company's senior unsecured long-term debt is rated B+ or higher by S&P and B1 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

         "Level IV Pricing" applies for any day if no other Pricing Level applies for such day.

         "Pricing Level" refers to the determination of which of Level I, Level II, Level III, or Level IV applies for any day.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.

         Notwithstanding the foregoing, until such time as the senior unsecured long-term debt securities of the Company are rated by Moody's, the Pricing Level shall be determined solely with reference to the rating by S&P, provided that in no event may Level I Pricing apply unless the required ratings from both S&P and Moody's are in effect.

                                                                      SCHEDULE I

                       Investment Policies of the Company

Purpose

To establish a policy for the investment of surplus cash.

Definition

Surplus Cash -- cash resources in excess of the needs of the corporation to conduct its business.

All surplus cash will be under the control of the Chief Financial Officer. No surplus cash beyond minor petty cash balances are permissible elsewhere within the corporation.

Policy

1. Surplus cash will be invested in a manner which minimizes risk of principal, provides sufficient liquidity and, within these constraints, maximizes yield.

2. Investments will only be placed in debt instruments from entities that have "investment grade" credit ratings or better at the time such investments are made:

                  Commercial Paper                   A1/P1

                  Corporate Debt Securities          A or above

                  State and Local Obligations                 A

3. Investments will be made only in securities denominated in the U.S. Dollar or foreign currency obligations fully hedged.

4. Investments will be made in instruments that will possess high liquidity or instruments that can be converted to cash in a short period of time. Accordingly, investments are restricted to instruments with maturities of 2 years or less.

5. Not more than $5 million will be invested in the security instrument from any single debtor other than the United States Government.

6. Within these guidelines, the Chief Financial Officer will have the flexibility to invest surplus cash in the following debt instruments:


                  U.S. Treasury Bills

                  Overnight Repurchase Agreements of U.S.

                  Government Securities

                  Eurodollar Obligations

                  Commercial Paper

                  Master Notes

                  Certificates of Deposit

                  Bankers Acceptances

                  Municipal Obligations

                  Corporate Bond Issues

7. Approvals for specific investment decisions are not required as long as they meet the standards noted above.

8. Any investment which meets all the foregoing criteria at the time it is made but subsequently ceases to do so shall be liquidated within a reasonable time.

Accounting Control Requirements/Procedures

The Controller is responsible for ensuring that the Company's investment portfolio is properly accounted for at all times. This process will include:

A. The establishment and maintenance of files for all accounts with investment brokers and related confirmation documentation.

B. The preparation of journal entries on a monthly basis to accrue investment income earned on investments, amortization of premiums or discounts, cash receipts and fund transfers.

C. The preparation and maintenance of an investment schedule of all trades for audit review. Quarterly policy compliance schedules will also be maintained measuring quarterly investment activity against the Company's written investment policy.

D. The preparation of weekly investment activity reports for management review.

E. The reconciliation of all monthly interest statements received from the organizations investing the Company's cash to the General Ledger.

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                             _____________, 199_

         For value received, [NAME OF BORROWER], a Delaware corporation, (the "Borrower"), promises to pay to the order of [NAME OF BANK] (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Second Amended and Restated Credit and Reimbursement Agreement dated as of August 5, 1997 among [Orbital Sciences Corporation] [Magellan Corporation] and the Borrower, as Borrowers and Guarantors, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent and as Collateral Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof, the acceleration of the maturity hereof and the basis upon which this Note is secured.

         The Guarantors have, pursuant to the provisions of the Credit Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this Note.

                                            [NAME OF BORROWER]

                                            By
                                              Name:
                                              Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------

   Date       Amount of     Type of    Class of Loan    Amount of      Notation
                 Loan         Loan                      Principal      Made By
                                                         Repaid
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                       3